Exhibit 99.4

KONARED CORPORATION
PROFORMA FINANCIAL STATEMENTS

Condensed Balance Sheets
(Unaudited)

	KonaRed Corporation September 30, 2013	Sandwich Isles Trading Co. Inc. Sept 30, 2013	Proforma Adjustments	Proforma Adjusted Totals September 30, 2013

ASSETS

CURRENT ASSETS
Cash	$—	$16,021	$—	$16,021
Accounts receivable	—	55,062	—	55,062
Inventories	—	323,584	—	323,584
Total current assets	—	394,667	—	394,667

OTHER ASSETS		13,144		13,144

Total Assets	$—	$407,811	$—	$407,811

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	9,036	571,172	$—	$580,208
Accounts payable – related parties	44,437	—	—	44,437
Secured note	—	500,000	—	—
Line of credit and short term debt	—	65,212	—	65,212
Shareholder advances	—	—	—	—
Total current liabilities	53,473	1,136,384	—	689,857

Total Liabilities	53,473	1,136,384	—	689,857

COMMITMENTS AND CONTINGENCIES		—	—	—

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock, 10,000,000 par value $0.001 authorized; nil shares issued and outstanding	$—	$—	$—	$—
Common Stock, 877,500,000 shares par value $0.001 authorized; 107,100,423 shares issued and outstanding (Notes 1 & 2)	4,767	7,101,125	(7,058,375)	47,517
Additional paid-in capital (Note 2)	47,566	190,500	(7,058,375)	7,296,441
Accumulated deficit	(105,806)	(8,020,198)	—	(8,126,004)
Total stockholders’ (deficit) equity	(53,473)	(728,573)	—	(782,046)

Total Liabilities and Stockholders’ (Deficit) Equity	$—	407,811	$—	$407,811

KONARED CORPORATION
PROFORMA FINANCIAL STATEMENTS

Condensed Statements of Operations
(Unaudited)

	KonaRed Corporation September 30, 2013	Sandwich Isles Trading Co. Inc. Sept 30, 2013	Proforma Adjustments	Proforma Adjusted Totals September 30, 2013

REVENUE:
Sales	$—	$913,233	$—	$913,233
Cost of Goods Sold	—	541,408	—	541,408
GROSS MARGIN	$—	$371,825	$—	$371,825

OPERATING EXPENSES:
Research and development	$—	$16,326	$—	$16,326
Advertising and marketing	—	73,988	—	73,988
General and administrative expenses	45,187	839,261	—	884,448
Total operating expenses	45,187	929,575	—	974,762

Profit (Loss) from operations	(45,187)	(557,750)	—	(602,937)

OTHER EXPENSE:
Interest expense	—	(18,264)	—	(18,264)
Total other expense	—	(18,264)	—	(18,264)

Net Profit (Loss)	$(45,187)	$(576,014)	$—	$(621,201)

Basic and diluted loss per common share	$(0.00)	$(0.03)		$(0.01)
Basic and diluted weighted average shares outstanding (Note 2)	64,350,423	23,151,952	19,598,048	107,100,423

KONARED CORPORATION
PROFORMA FINANCIAL STATEMENTS

Notes to Condensed Financial Statements
(Unaudited)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Share Exchange

Pursuant to an asset purchase agreement dated October 4, 2013 between KonaRed Corporation, a Nevada Corporation (formerly known as TeamUpSports, Inc.) ('KonaRed'), and Sandwich Isles Trading Co. Inc., a Hawaiian Corporation ('SITC'), we closed an asset purchase agreement and completed the sale of substantially all of the assets and business operations including intellectual and proprietary property of SITC to KonaRed on October 4, 2013.

Pursuant to the terms of the asset purchase agreement, and on the closing date thereof, SITC sold its business to KonaRed in consideration for the issuance of 42,750,000 shares of KonaRed’s common stock.

At the closing, we determined the acquisition should be treated as a reverse recapitalization for accounting purposes, with SITC as the acquirer for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in proforma adjustments.

The proforma consolidated balance sheets of SITC and KonaRed are presented here as of September 30, 2013. The proforma consolidated statements of operations for SITC and KonaRed are presented here as of the nine month period ended September 30, 2013.

Note 2 – Adjustments

The following adjustments are included in these proforma statements to present the combined corporation:

(a)     Number of common shares issued and outstanding:

Pre-transaction issued and outstanding common shares of KonaRed	64,350,423
Pre-transaction issued and outstanding common shares of SITC	23,151,952
Cancellation of SITC common shares	(23,151,952)
KonaRed common shares issued to SITC shareholders	42,750,000
Post-transaction issued and outstanding shares of KonaRed	107,100,423

(b)     Common shares:

Pre-transaction Balance Sheet value of KonaRed common shares	4,767
Pre-transaction Balance Sheet value of SITC common shares	7,101,125
Cancellation of SITC common shares	(7,101,125)
KonaRed common shares issued to SITC shareholders (par value $0.001)	42,750
Post-transaction Balance Sheet value of KonaRed common shares	47,517

KONARED CORPORATION
PROFORMA FINANCIAL STATEMENTS

Notes to Condensed Financial Statements
(Unaudited)

Note 2 – Adjustments (continued)

(c)     Additional Paid in Capital ('APIC'):

Pre-transaction value of KonaRed APIC	47,566
Pre-transaction value of SITC APIC	190,500
APIC adjustment due to cancellation of SITC shares and issuance of KonaRed shares	7,058,375
Post-transaction value of KonaRed APIC	7,296,441